EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2018 FIRST QUARTER FINANCIAL RESULTS

MOUNT LAUREL, NJ, May 3, 2018 - inTEST Corporation (NYSE American: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, today announced financial results for the first quarter ended March 31, 2018.

2018	First Quarter Summary
($ in Millions)	Three Months Ended
	3/31/2018	12/31/2017	3/31/2017
Total Bookings	$20.6	$21.8	$15.0
Total Bookings excluding Ambrell	$13.6	$15.6	$15.0

Non Semi Bookings - $	$8.1	$11.7	$3.5
Non Semi Bookings - % of Total Bookings	39%	54%	23%

Net Revenues	$18.9	$19.4	$14.2
Net Revenues excluding Ambrell	$12.7	$12.7	$14.2

Non Semi Net Revenues - $	$8.3	$11.4	$3.7
Non Semi Net Revenues - % of Total Net Revenues	44%	59%	26%

Gross Margin - $	$9.4	$9.7	$7.7
Gross Margin - %	50%	50%	55%

Net Earnings (Loss) (GAAP) (1)(2)(3)	$0.4	$(4.6)	$2.1
Net Earnings (Loss) per diluted share (GAAP) (1)(2)(3)	$0.04	$(0.44)	$0.20

Adjusted Net Earnings (Non-GAAP)(2)(3)	$2.3	$3.2	$2.1
Adjusted Net Earnings per diluted share (Non-GAAP)(2)(3)	$0.22	$0.31	$0.21

	As of
	3/31/2018	12/31/2017	3/31/2017
Cash and cash equivalents	$14.4	$13.3	$27.5

(1)

Net Earnings (Loss) (GAAP) and Net Earnings (Loss) per diluted share (GAAP) include the impact of increases in the liability for contingent consideration of $1.7 million in the first quarter of 2018 and $7.5 million in the fourth quarter of 2017.

(2)	Consolidated results for the fourth quarter of 2017 include the impact of new tax legislation enacted in December 2017.
(3)	Consolidated results include expenses related to the acquisition of Ambrell Corporation of $55,000 for fourth quarter of 2017.

804 EAST GATE DRIVE, SUITE 200, MOUNT LAUREL, NEW JERSEY 08054 • TEL: (856) 505-8800 • FAX: (856) 505-8801

inTEST Reports 2018 First Quarter Financial Results	Page 2 of 6

“The first quarter was fueled across the board by continued demand for our broad-based solutions, a testament to the strength of our customer relationships and the depth of our product suite,” commented inTEST President & CEO James Pelrin. “We continue to benefit from the robust demand environment associated with the semiconductor industry, with automotive sensors, mobility technologies and IoT (Internet of Things) leading our semiconductor test business, while non-semi business drivers included solid demand in the automotive, telecom, and defense/aerospace markets. Our Ambrell business has made significant contributions to inTEST, and its first quarter 2018 record bookings of $7.0 million increased 14% sequentially and 53% year-over-year.

“We are very pleased to mark a return to delivering quarterly profits on a GAAP basis. Prior to the fourth quarter of 2017, we had reported 32 consecutive quarters of profitability. This trend would have continued in the fourth quarter had the increase in our contingent consideration liability not caused a GAAP net loss. In the fourth quarter we booked a $7.5 million, or $0.73 per diluted share, contingent consideration adjustment (related to the earnout for Ambrell). 2018 first quarter GAAP net earnings per diluted share of $0.04 included the impact of an increase in our contingent consideration liability of $1.7 million, or $0.16 per diluted share. Net revenues of $18.9 million came in at the high end of our guidance, and both gross margin of 50% and non-GAAP adjusted net earnings per diluted share of $0.22 exceeded our guidance.”

Mr. Pelrin concluded, “We are well positioned to capture market share in the markets we serve, while expanding inTEST’s footprint in additional thermal test and industrial markets. As we continue to execute on our differentiated product strategy, we believe the conditions for our long-term success remain firmly in place and we are solidly on track for a strong 2018”

2018 Second Quarter Financial Outlook

inTEST expects that net revenues for the second quarter of 2018 will be in the range of $19.0 million to $20.0 million and that on a GAAP basis, net earnings per diluted share will range from $0.20 to $0.24. On a non-GAAP basis, adjusted net earnings per diluted share is expected to be in the range of $0.22 to $0.26. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

2018 First Quarter Conference Call Details

inTEST management will host a conference call on Thursday, May 3, 2018 at 5:00 pm Eastern Daylight Time. The conference call will address the Company’s 2018 first quarter financial results and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating and product initiatives and developments, and other matters relating to the Company’s current or future performance. To access the live conference call, please dial (815) 680-6269 or (866) 900-9241. The Passcode for the conference call is 3555139. Please reference the inTEST 2018 Q1 Financial Results Conference Call.

2018 First Quarter Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2018 First Quarter Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

inTEST Reports 2018 First Quarter Financial Results	Page 3 of 6

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to lguerrant@guerrantir.com. The Company will address as many questions as possible on the conference call.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP performance measures. These non-GAAP performance measures include adjusted net earnings and adjusted net earnings per diluted share. Adjusted net earnings is derived by adding acquired intangible amortization, adjusted for the related income tax expense, to net earnings and removing any change in the fair value of our contingent consideration liability from net earnings. Adjusted net earnings per diluted share is derived by dividing adjusted net earnings by diluted weighted average shares outstanding. These results are provided as a complement to results provided in accordance with GAAP. Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP performance measures presented to provide investors with meaningful supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP performance measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation of net earnings and net earnings per diluted share to adjusted net earnings and adjusted net earnings per diluted share, which are discussed in this earnings release, is contained in the tables below. The non-GAAP performance measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation designs and manufactures engineered solutions for ATE and other electronic test, as well as industrial process applications. Our products are used by semiconductor manufacturers to perform development, qualifying and final testing of integrated circuits (ICs) and wafers, and for other electronic test across a range of industries including the automotive, defense/aerospace, energy, industrial and telecommunications markets. We offer induction heating products for joining and forming metals in a variety of industrial markets, including automotive, aerospace, machinery, wire & fasteners, medical, semiconductor, food & beverage, and packaging. Specific products include temperature management systems, induction heating products, manipulator and docking hardware products, and customized interface solutions. We have established strong relationships with our customers globally, which we support through a network of local offices. For more information visit www.intest.com.

inTEST Reports 2018 First Quarter Financial Results	Page 4 of 6

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; the success of our strategy to diversify our business by entering markets outside the semiconductor or ATE markets; progress of product development programs; increases in raw material and fabrication costs associated with our products, and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts

inTEST Corporation Hugh T. Regan, Jr. Treasurer and Chief Financial Officer Tel: 856-505-8999	Investors: Laura Guerrant-Oiye, Principal Guerrant Associates lguerrant@guerrantir.com Tel: (808) 960-2642

- tables follow -

inTEST Reports 2018 First Quarter Financial Results	Page 5 of 6

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended
	3/31/2018	12/31/2017	3/31/2017

Net revenues	$18,871	$19,381	$14,180
Gross margin	9,395	9,745	7,728
Operating expenses:
Selling expense	2,476	2,247	1,668
Engineering and product development expense	1,296	1,245	935
General and administrative expense	2,990	3,271	1,994
Adjustment to contingent consideration liability	1,726	7,525	-
Operating income (loss)	907	(4,543)	3,131
Other income	75	32	41
Earnings (loss) before income tax expense	982	(4,511)	3,172
Income tax expense	601	55	1,094
Net earnings (loss)	381	(4,566)	2,078

Net earnings (loss) per share – basic	$0.04	$(0.44)	$0.20
Weighted average shares outstanding – basic	10,326	10,308	10,265

Net earnings (loss) per share – diluted	$0.04	$(0.44)	$0.20
Weighted average shares outstanding – diluted	10,365	10,308	10,295

Condensed Consolidated Balance Sheets Data:

	As of:
	3/31/2018	12/31/2017	3/31/2017

Cash and cash equivalents	$14,438	$13,290	$27,455
Trade accounts receivable, net	11,524	12,166	9,817
Inventories	6,668	4,966	3,921
Total current assets	33,287	30,999	41,567
Net property and equipment	2,403	1,541	934
Total assets	65,433	62,493	46,353
Accounts payable	3,280	2,032	1,833
Accrued expenses	4,752	5,833	2,975
Total current liabilities	15,638	14,419	6,433
Noncurrent liabilities	9,967	8,786	-
Total stockholders' equity	39,828	39,288	39,920

inTEST Reports 2018 First Quarter Financial Results	Page 6 of 6

Reconciliation of GAAP to Non-GAAP Net Earnings:

	Three Months Ended
	3/31/2018	12/31/2017	3/31/2017

Net earnings (loss) (GAAP)	$381	$(4,566)	$2,078
Acquired intangible amortization	216	245	53
Contingent consideration liability adjustment	1,726	7,525	-
Tax adjustments	(11)	-	(6)
Adjusted net earnings (Non-GAAP)	$2,312	$3,204	$2,125

Diluted weighted average shares outstanding	10,365	10,376	10,295

Net earnings per share – diluted:
Net earnings (loss) (GAAP)	$0.04	$(0.44)	$0.20
Acquired intangible amortization	0.02	0.02	0.01
Contingent consideration liability adjustment	0.16	0.73	-
Tax adjustments	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.22	$0.31	$0.21

Supplemental Information – Reconciliation of Second Quarter 2018 GAAP to Non-GAAP Guidance

	Low	High

Estimated net earnings per share – diluted (GAAP)	$0.20	$0.24
Acquired intangible amortization	0.02	0.02
Contingent consideration liability adjustment	-	-
Tax adjustments	-	-
Estimated adjusted net earnings per share – diluted (Non-GAAP)	$0.22	$0.26

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